Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-21-22

THE GEO GROUP REPORTS THIRD QUARTER 2021 RESULTS

Boca Raton, Fla. – November 4, 2021 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs, reported today its financial results for the third quarter and the first nine months of 2021.

Third Quarter 2021 Highlights

•	Total revenues of $557.3 million
•	Net Income Attributable to GEO of $34.7 million
•	Adjusted Net Income of $44.0 million
•	Normalized Funds From Operations (“Normalized FFO”) of $0.52 per diluted share
•	Adjusted Funds From Operations (“AFFO”) of $0.65 per diluted share

We reported third quarter 2021 net income attributable to GEO of $34.7 million compared to $39.2 million for the third quarter 2020. We reported total revenues for the third quarter 2021 of $557.3 million compared to $579.1 million for the third quarter 2020. Third quarter 2021 results reflect a $1.1 million loss on real estate assets, pre-tax, $4.0 million in M&A related expenses, pre-tax, a one-time $5.0 million loss, pre-tax, on the previously announced divestiture of GEO’s Youth Services contracts, and a $0.8 million benefit in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported third quarter 2021 Adjusted Net Income of $44.0 million compared to $44.4 million for the third quarter 2020.

We reported third quarter 2021 Normalized FFO of $62.8 million, or $0.52 per diluted share, which remained relatively unchanged from $62.8 million, or $0.52 per diluted share, for the third quarter 2020. We reported third quarter 2021 AFFO of $78.7 million, or $0.65 per diluted share, compared to $80.6 million, or $0.67 per diluted share, for the third quarter 2020.

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with our financial results and the significant progress we have made towards reducing our debt and deleveraging our balance sheet. In the first nine months of 2021, we reduced our net recourse debt by approximately $175 million, already meeting our previously articulated goal of reducing our net recourse debt by $150 million to $175 million for the full year 2021. We believe that our financial performance and our ability to meet our debt reduction goal ahead of schedule are representative of the strength of our diversified business segments. We recognize that there have been concerns regarding our future access to financing, and we believe that our debt reduction efforts, our review of potential sales of Company-owned assets and businesses, and our Board’s ongoing evaluation of our corporate tax structure are all prudent steps as we work proactively towards addressing our future debt maturities.”

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

First Nine Months 2021 Highlights

•	Total revenues of $1.70 billion
•	Net Income Attributable to GEO of $127.2 million
•	Adjusted Net Income of $128.9 million
•	Normalized FFO of $1.54 per diluted share
•	AFFO of $1.95 per diluted share

For the first nine months of 2021, we reported net income attributable to GEO of $127.2 million compared to $101.1 million for the first nine months of 2020. We reported total revenues for the first nine months of 2021 of $1.70 billion compared to $1.77 billion for the first nine months of 2020. Results for the first nine months of 2021 reflect a $9.3 million gain on real estate assets, pre-tax, $4.0 million in M&A related expenses, pre-tax, a one-time $5.0 million loss, pre-tax, on the previously announced divestiture of GEO’s Youth Services contracts, $7.5 million in one-time employee restructuring expenses, pre-tax, a $4.7 million gain on the extinguishment of debt, pre-tax, and a $0.8 million benefit in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported Adjusted Net Income of $128.9 million for the first nine months of 2021 compared to $116.3 million for the first nine months of 2020.

For the first nine months of 2021, we reported Normalized FFO of $185.6 million, or $1.54 per diluted share, compared to $171.5 million, or $1.43 per diluted share, for the first nine months of 2020. For the first nine months of 2021, we reported AFFO of $235.3 million, or $1.95 per diluted share, compared to $226.0 million, or $1.88 per diluted share, for the first nine months of 2020.

Balance Sheet and Liquidity

At the end of the third quarter 2021, we had approximately $537.1 million in cash on hand, primarily resulting from the previously announced drawdown of our Revolving Credit Facility. Our decision to draw on our Revolving Credit Facility was a conservative precautionary step to preserve liquidity, maintain financial flexibility, and obtain additional funds for general corporate purposes.

During the first nine months of 2021, we reduced net recourse debt by approximately $175 million, already meeting our previously articulated net recourse debt reduction objective of $150 million to $175 million for the full year 2021. During the fourth quarter 2021, we expect to reduce net recourse debt by an additional $10 million to $20 million. During the first nine months of 2021, we also completed the sale of five real estate assets, totaling approximately 1,000 beds in addition to the divestiture of our Youth services contracts. These sales generated combined net proceeds of approximately $46 million. We are continuing to examine our options to address our funded recourse debt, including our nearer term maturities which encompass our 2023 and 2024 senior unsecured notes and our senior credit facility, which may include, subject to market conditions, additional capital markets transactions, repurchases, redemptions, exchanges, or other refinancing of our existing debt, and/or evaluating the potential sale of additional Company-owned assets and businesses.

Additionally, as has been previously disclosed, our Board of Directors is currently undertaking an evaluation of GEO’s corporate tax structure as a Real Estate Investment Trust.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Updated 2021 Financial Guidance

We have updated our 2021 financial guidance for the fourth quarter and full year 2021. We expect Net Income Attributable to GEO for the fourth quarter 2021 to be between $40 million and $42 million on quarterly revenues of $554 million to $559 million. We expect fourth quarter 2021 Adjusted Net Income to be between $0.37 and $0.39 per diluted share and fourth quarter 2021 AFFO to be between $0.65 and $0.67 per diluted share.

For the full year 2021, we expect Net Income Attributable to GEO to be in a range of $165.5 million to $168.0 million on full-year 2021 revenues of approximately $2.26 billion. We expect full year 2021 Adjusted Net Income to be in a range of $1.41 to $1.43 per diluted share and full year 2021 AFFO to be in a range of $2.57 to $2.59 per diluted share. We expect full year 2021 Adjusted EBITDA to be in a range of $451.5 million to $455.0 million.

Consistent with our previously disclosed expectations, our guidance reflects the non-renewal of our contracts with the Federal Bureau of Prisons at the Big Spring Correctional Facility and Flightline Correctional Facility in Texas, when the current contract option periods expire on November 30, 2021.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority.

During the pandemic, we have implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”). We will continue to evaluate and refine the steps we have taken as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities. Information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our third quarter 2021 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until November 18, 2021 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10161560.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a fully integrated equity real estate investment trust specializing in the design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or delivery of support services for 107 facilities totaling approximately 86,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,500 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and Adjusted FFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted EBITDAre, Net Operating Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2021, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain/loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, loss on asset divestiture, pre-tax, one-time employee restructuring expenses, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and other non-cash revenue and expense, pre-tax.

Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, pre-tax, loss on asset divestiture, pre-tax, gain on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, one-time employee restructuring expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO. Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures and other non-cash revenue and expenses.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on real estate assets, pre-tax, M&A related expenses, pre-tax, loss on asset divestiture, pre-tax, gain on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, one-time employee restructuring expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and GEO Care facilities, we believe that assessing the performance of our secure facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement.

Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs, and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO.

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and fourth quarter of 2021 and GEO’s proposed steps to address its future debt maturities. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2021 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount or on the timeline it expects, or at all; (3) GEO’s ability to identify and successfully complete any potential sales of additional Company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (12) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (13) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (14) GEO’s ability to successfully pursue growth and continue to create shareholder value; (15) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; (16) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Third quarter and first nine months of 2021 financial tables to follow:

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of September 30, 2021	As of December 31, 2020
	(unaudited)	(unaudited)

ASSETS

Cash and cash equivalents	$537,070	$283,524
Restricted cash and cash equivalents	30,201	26,740
Accounts receivable, less allowance for doubtful accounts	327,723	362,668
Contract receivable, current portion	6,313	6,283
Prepaid expenses and other current assets	31,682	32,108

Total current assets	$932,989	$711,323

Restricted Cash and Investments	60,732	37,338
Property and Equipment, Net	2,055,406	2,122,195
Contract Receivable	366,155	396,647
Operating Lease Right-of-Use Assets, Net	118,073	124,727
Assets Held for Sale	9,717	9,108
Deferred Income Tax Assets	36,604	36,604
Intangible Assets, Net (including goodwill)	928,016	942,997
Other Non-Current Assets	81,104	79,187

Total Assets	$4,588,796	$4,460,126

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$67,411	$85,861
Accrued payroll and related taxes	80,798	67,797
Accrued expenses and other current liabilities	216,404	202,378
Operating lease liabilities, current portion	28,982	29,080
Current portion of finance lease obligations, long-term debt, and non-recourse debt	27,010	26,180

Total current liabilities	$420,605	$411,296

Deferred Income Tax Liabilities	30,726	30,726
Other Non-Current Liabilities	95,789	115,555
Operating Lease Liabilities	95,357	101,375
Finance Lease Liabilities	2,147	2,988
Long-Term Debt	2,629,010	2,561,881
Non-Recourse Debt	297,456	324,223
Total Shareholders’ Equity	1,017,706	912,082

Total Liabilities and Shareholders’ Equity	$4,588,796	$4,460,126

* all figures in ‘000s

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$557,277	$579,136	$1,699,073	$1,771,982
Operating expenses	399,900	434,131	1,233,060	1,339,912
Depreciation and amortization	32,883	33,628	100,306	100,389
General and administrative expenses	50,475	46,644	153,642	145,969

Operating income	74,019	64,733	212,065	185,712

Interest income	5,990	6,360	18,177	17,046
Interest expense	(32,525)	(30,749)	(96,422)	(95,539)
Gain on extinguishment of debt	—	1,472	4,693	3,035
Loss on asset divestiture	(5,031)	—	(5,031)	—
Gain/(Loss) on dispositions of real estate	(1,057)	(271)	9,322	(1,151)

Income before income taxes and equity in earnings of affiliates	41,396	41,545	142,804	109,103

Provision for income taxes	8,395	4,616	21,394	15,358
Equity in earnings of affiliates, net of income tax provision	1,640	2,243	5,647	7,202

Net income	34,641	39,172	127,057	100,947

Less: Net loss attributable to noncontrolling interests	69	48	157	174

Net income attributable to The GEO Group, Inc.	$34,710	$39,220	$127,214	$101,121

Weighted Average Common Shares Outstanding:

Basic	120,525	119,826	120,326	119,677
Diluted	120,872	120,032	120,583	119,964

Net income per Common Share Attributable to The GEO Group, Inc. **:

Basic:
Net income per share — basic	$0.24	$0.33	$0.94	$0.84

Diluted:
Net income per share — diluted	$0.24	$0.33	$0.94	$0.84

Regular Dividends Declared per Common Share	$—	$0.48	$0.25	$1.44

*    All figures in ‘000s, except per share data

** Diluted earnings per share attributable to GEO available to common stockholders was calculated and presented in GEO’s unaudited financial statements under the two-class method for the nine months ended September 30, 2021 due to the issuance of GEO’s 6.50% exchangeable senior notes due 2026 as the exchangeable senior notes are considered to be participating securities.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020

Net Income attributable to GEO	$34,710	$39,220	$127,214	$101,121

Add:

(Gain)/Loss on real estate assets, pre-tax	1,057	271	(9,322)	1,151
M&A related expenses, pre-tax	3,977	—	3,977	—
Loss on asset divestiture, pre-tax	5,031	—	5,031	—
One-time employee restructuring expenses, pre-tax	—	—	7,459	—
Gain on extinguishment of debt, pre-tax	—	(1,472)	(4,693)	(3,035)
Start-up expenses, pre-tax	—	1,907	—	4,413
COVID-19 expenses, pre-tax	—	2,635	—	7,404
Close-out expenses, pre-tax	—	1,674	—	5,895
Tax effect of adjustments to Net Income attributable to GEO	(763)	142	(750)	(620)

Adjusted Net Income	$44,012	$44,377	$128,916	$116,329

Weighted average common shares outstanding—Diluted	120,872	120,032	120,583	119,964

Adjusted Net Income Per Diluted Share *	$0.36	$0.37	$1.07	$0.97

* In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$34,710	$39,220	$127,214	$101,121
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,825	18,359	56,643	55,139
(Gain)/Loss on real estate assets, pre-tax	1,057	271	(9,322)	1,151

Equals: NAREIT defined FFO	$54,592	$57,850	$174,535	$157,411

Add (Subtract):
Gain on extinguishment of debt, pre-tax	—	(1,472)	(4,693)	(3,035)
Start-up expenses, pre-tax	—	1,895	—	4,401
M&A related expenses, pre-tax	3,977	—	3,977	—
One-time employee restructuring expenses, pre-tax	—	—	7,459	—
Loss on asset divestiture, pre-tax	5,031	—	5,031	—
COVID-19 expenses, pre-tax	—	2,635	—	7,404
Close-out expenses, pre-tax	—	1,715	—	5,935
Tax effect of adjustments to funds from operations **	(763)	142	(750)	(620)

Equals: FFO, normalized	$62,837	$62,765	$185,559	$171,496

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	14,058	15,269	43,663	45,250
Consolidated Maintenance Capital Expenditures	(3,447)	(3,878)	(11,957)	(15,045)
Stock Based Compensation Expenses	4,329	4,689	15,755	19,163
Other non-cash revenue & expenses	(1,102)	—	(3,306)	—
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,974	1,776	5,559	5,153

Equals: AFFO	$78,649	$80,621	$235,273	$226,017

Weighted average common shares outstanding - Diluted	120,872	120,032	120,583	119,964
FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.52	$0.52	$1.54	$1.43
AFFO Per Diluted Share	$0.65	$0.67	$1.95	$1.88
Regular Common Stock Dividends per common share	$—	$0.48	$0.25	$1.44

*    all figures in ‘000s, except per share data

**    tax adjustments related to gain/loss on real estate assets, gain on extinguishment of debt, start-up expenses, M&A related expenses, one-time employee restructuring expenses, loss on asset divestiture, COVID-19 expenses, and close-out expenses.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$34,710	$39,220	$127,214	$101,121
Less
Net loss attributable to noncontrolling interests	69	48	157	174

Net Income	$34,641	$39,172	$127,057	$100,947
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,640)	(2,243)	(5,647)	(7,202)
Income tax provision	8,395	4,616	21,394	15,358
Interest expense, net of interest income	26,535	24,389	78,245	78,493
Gain on extinguishment of debt	—	(1,472)	(4,693)	(3,035)
Depreciation and amortization	32,883	33,628	100,306	100,389
General and administrative expenses	50,475	46,644	153,642	145,969

Net Operating Income, net of operating lease obligations	$151,289	$144,734	$470,304	$430,918

Add:
Operating lease expense, real estate	4,054	4,510	12,379	14,254
(Gain)/Loss on real estate assets, pre-tax	1,057	271	(9,322)	1,151
Start-up expenses, pre-tax	—	1,895	—	4,401

Net Operating Income (NOI)	$156,400	$151,410	$473,361	$450,725

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$34,641	$39,172	$127,057	$100,947
Add (Subtract):
Income tax provision **	8,612	5,122	22,242	16,792
Interest expense, net of interest income ***	26,535	22,917	73,552	75,458
Depreciation and amortization	32,883	33,628	100,306	100,389
(Gain)/Loss on real estate assets, pre-tax	1,057	271	(9,322)	1,151

EBITDAre	$103,728	$101,110	$313,835	$294,737

Add (Subtract):
Net loss attributable to noncontrolling interests	69	48	157	174
Stock based compensation expenses, pre-tax	4,329	4,689	15,755	19,163
Start-up expenses, pre-tax	—	1,895	—	4,401
M&A related expenses, pre-tax	3,977	—	3,977	—
One-time employee restructuring expenses, pre-tax	—	—	7,459	—
Loss on asset divestiture, pre-tax	5,031	—	5,031	—
COVID-19 expenses, pre-tax	—	2,635	—	7,404
Close-out expenses, pre-tax	—	1,715	—	5,935
Other non-cash revenue & expenses, pre-tax	(1,102)	—	(3,306)	—

Adjusted EBITDAre	$116,032	$112,092	$342,908	$331,815

*    all figures in ‘000s

**    including income tax provision on equity in earnings of affiliates

***    includes (gain)/loss on extinguishment of debt

—More—

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2021 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2021
Net Income Attributable to GEO	$165,500	to	$168,000
Real Estate Related Depreciation and Amortization	75,000		75,000
(Gain)/Loss on Real Estate	(9,000)		(9,000)

Funds from Operations (FFO)	$231,500	to	$234,000

(Gain)/Loss on Extinguishment of Debt	(5,000)		(5,000)
Non-recurring Expenses	20,000		20,000

Normalized Funds from Operations	$246,500	to	$249,000

Non-Real Estate Related Depreciation and Amortization	58,000		58,000
Consolidated Maintenance Capex	(15,000)		(15,000)
Non-Cash Stock Based Compensation	19,500		19,500
Non-Cash Interest Expense	7,500		7,500
Other Non-Cash Revenue & Expenses	(4,000)		(4,000)

Adjusted Funds From Operations (AFFO)	$312,500	to	$315,000

Net Interest Expense	104,000		104,000
Non-Cash Interest Expense	(7,500)		(7,500)
Consolidated Maintenance Capex	15,000		15,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	27,500		28,500

Adjusted EBITDAre	$451,500	to	$455,000

G&A Expenses	198,000		198,000
Non-recurring Expenses	(20,000)		(20,000)
Non-Cash Stock Based Compensation	(19,500)		(19,500)
Equity in Earnings of Affiliates	(7,000)		(7,000)
Real Estate Related Operating Lease Expense	19,000		19,000

Net Operating Income	$622,000	to	$625,500

Adjusted Net Income Per Diluted Share*	$1.41		$1.43
AFFO Per Diluted Share	$2.57	to	$2.59
Weighted Average Common Shares Outstanding-Diluted	121,500	to	121,500

*

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

- End -

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436